Exhibit 99.1

Zevia Announces CEO Succession Plan

President Amy Taylor to Become CEO

Paddy Spence to Step Down as CEO and Remain Chair of the Board

LOS ANGELES, Calif., June 16, 2022 – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today announced that Amy Taylor, President, will succeed Paddy Spence as Chief Executive Officer (CEO) as part of the Company’s succession plan, effective August 1, 2022. Spence will remain as Chair of the Company’s Board of Directors (Board).

“It has been a privilege to serve as Zevia’s CEO for the past 12 years, and I am extremely proud of what we’ve accomplished,” said Spence. “Amy and I have worked side-by-side during Zevia’s transformation, and she has been instrumental in developing and implementing our strategies for driving future growth and profitability. She has been deeply involved in leading the business across sales, marketing, human resources and operations functions, and played a critical role in the recent appointments of Denise Beckles as CFO and Quincy Troupe as COO. Zevia has a top-notch leadership team to carry forward the Company’s momentum and mission of supporting global public health with great tasting, zero sugar, plant-based beverages.”

Spence has served as CEO and a member of the Zevia Board since he acquired the Company in 2010. Under his leadership, Zevia has grown rapidly, achieving a 31% net sales compound annual growth rate from 2010 through 2021. During his tenure, Zevia expanded its product portfolio from seven Soda flavors to a broad portfolio of over 35 flavors across Soda, Energy drinks, Organic Tea, Mixers and Kids drinks, all with zero sugar and simple, plant-based ingredients. Spence also helped expand distribution from Natural channel retailers into conventional Food, Drug and Mass Merchandiser outlets in more than 31,000 retail outlets across the U.S. and Canada, as well as into ecommerce.

“On behalf of the Board, I want to thank Paddy for his leadership and dedication to the Company’s vision and mission. Under his stewardship, Zevia successfully became a public company and transformed into a disruptive beverage company that has delivered significant growth,” said Philip O'Brien, Lead Independent Director of the Board. “The upcoming transition is the culmination of a succession planning process that the Board and Paddy jointly developed. Amy is a gifted and experienced executive and well prepared to take on this important role. We are confident that her leadership skills, proven track record in scaling profitable brands and deep beverage industry expertise make Amy the right leader to take Zevia to new heights in its next phase of growth.”

“I am excited and honored to serve as the next leader of Zevia during such a transformative time for our Company with exciting opportunities ahead, including further channel and geographic expansion, a brand refresh, and continued strengthening of organizational capabilities,” said Taylor. “I look forward to continuing to work alongside Paddy, the Board and the experienced leadership team we now have in place to further strengthen the brand and deliver critical consumer and global health needs, to realize our mission by scaling the business and driving profitable growth and value creation.”

Taylor has served as Zevia’s President since June 2021 and as a member of Zevia’s Board since March 2021. In her time as President, Taylor has meaningfully shaped Zevia’s long-term strategy, transformed the Company’s leadership team, expanded package and product innovation and distribution and poised both the brand and the organization for growth. Prior to Zevia, she served in various roles at Red Bull North America, including as President and Chief Marketing Officer from 2018 to 2020, Executive Vice

President and General Manager for the East Business Unit from 2012 to 2018, and Vice President of Marketing from 2007 to 2012. During her time at Red Bull, she led the brand’s overall strategic marketing and positioning in the United States, and drove sales and marketing collaborations across twelve regions to deliver record-level growth and market share gains. Prior to joining Red Bull, Taylor worked in sports marketing. Taylor earned her B.A. from James Madison University and has completed the Executive Development Program at the Wharton School of the University of Pennsylvania. Today she also serves as Co-Chair of the Executive and Strategic Committees on the Board of Directors for the non-profit initiative The Trevor Project.

About Zevia

Zevia PBC, a public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. As of 2022, Zevia® beverages are distributed in more than 31,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels. For more information, please visit www.zevia.com.

(ZEVIA-F)

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the SEC for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contacts

Media

Annie Samuelson

Edelman

713-299-4115

Annie.Samuelson@edelman.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com